UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: March 30, 2007
                        (Date of earliest event reported)

                                 FNB CORPORATION
             (Exact name of registrant as specified in its charter)

    Virginia
 (State or other              000-24141                 54-1791618
  jurisdiction of            (Commission             (I.R.S. Employer
  incorporation)              File Number)            Identification No.)

                                105 Arbor Drive
                         Christiansburg, Virginia 24073
              (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  540-382-4951

                                     n/a
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.     Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Entry into a Consulting and Non-Competition Agreement with the Former Chief Financial Officer.

     On March 30, 2007, FNB Corporation (the Corporation) entered into a Consulting and Non-Competition Agreement (the Agreement) with Daniel A. Becker, who served as the Corporation's Chief Financial Officer until his retirement on March 30, 2007.

     Under the Agreement, Mr. Becker may be asked to assist with due diligence analysis in connection with corporate transactions, to advise the Corporation on strategic planning matters, to assist in the development and retention of business and promote the Corporation and its affiliates, and to perform special projects as may, from time to time, be assigned to him by the Chief Executive Officer or his designee. The Agreement provides for payment to Mr. Becker of an annual retainer of $6,000 for his consulting services and $18,000 for his agreement not to compete. These amounts are payable monthly in equal installments, with the first installment being due and payable on the last day of the month immediately following his retirement (April 30, 2007), and on the last day of each month thereafter, for a period of five years.

     In connection with the entry into the Agreement, the Corporation and Mr. Becker executed a joint release agreement to terminate any prior express or implied employment agreements between the parties and mutually release any claims and rights of action in connection with Mr. Becker's employment.

     A copy of Mr. Becker's Agreement will be filed as an exhibit to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FNB CORPORATION
                                           (Registrant)

                                         /s/ William P. Heath, Jr.
                                         William P. Heath, Jr.
                                         President and Chief Executive
                                         Officer


Date:  April 4, 2007
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